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                                                                    EXHIBIT 23.5


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 30, 1998 (except with respect to the Initial Public Offering discussed in Note 1 which is dated May 8, 1998) included in Amkor Technology, Inc.'s Post-Effective Amendment No. 2 to the Registration Statement (no. 333-49645) on Form S-1 and to all references to our Firm included in or made a part of this Registration Statement.


/s/ SyCip Gorres Velayo & Co.


Makati City, Philippines
August 7, 1998